Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This Second Amendment to Credit Agreement (this “Second Amendment”) is entered into as of the 22nd day of October, 2009 (the “Effective Date”), by and among QUICKSILVER GAS SERVICES LP, a Delaware limited partnership (“Borrower”), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, “Administrative Agent”) and the Lenders party hereto (“Lenders”).

W I T N E S S E T H:

 WHEREAS, Borrower, Administrative Agent and Lenders are parties to that certain Credit Agreement dated as of August 10, 2007 (as amended, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

 WHEREAS, pursuant to the Credit Agreement, Lenders have made revolving credit loans to Borrower and provided certain other credit accommodations to Borrower; and

 WHEREAS, Borrower has requested the Credit Agreement be amended to (i) increase the Total Commitments from $235,000,000 to $320,000,000 and (ii) amend certain other terms of the Credit Agreement in certain respects as provided in this Second Amendment; and

WHEREAS, Borrower has requested that each of Barclays Bank PLC, Citibank, N.A., Credit Suisse, Cayman Islands Branch and Capital One, National Association (the foregoing financial institutions are herein referred to collectively as "New Lenders" and individually as a “New Lender”) become new Lenders under the Credit Agreement with a Commitment as shown on Schedule 2.01 to the Credit Agreement (as amended hereby); and

 WHEREAS, subject to and upon the terms and conditions set forth herein, Lenders have agreed to Borrower’s requests.

 NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and Lenders hereby agree as follows:

Section 1.       Amendments.  In reliance on the representations, warranties, covenants and agreements contained in this Second Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended effective as of the Effective Date in the manner provided in this Section 1.

1.1   Additional Definitions.  Section 1.01 of the Credit Agreement is hereby amended to add thereto in alphabetical order the definitions of “Defaulting Lender”, “Second Amendment” and “Second Amendment Effective Date” which shall read in full as follows:

“Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrower, the Administrative Agent, the L/C Issuer, the Swingline Lender or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (c) failed, within three Business Days after request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof.

“Second Amendment” means that certain Second Amendment to Credit Agreement dated as of the Second Amendment Effective Date among Borrower, Administrative Agent and Lenders party thereto.

“Second Amendment Effective Date” means October 22, 2009.

1.2   Amendments to Definitions.  The definitions of “Alternate Base Rate”, “Applicable Rate”, “Commitment”, “Loan Documents” and “Total Commitment” contained in Section 1.01 of the Credit Agreement are hereby amended in their entirety to read in full as follows:

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, and (c) the Adjusted Eurodollar Rate for a one month Interest Period plus 1%, provided that, for the avoidance of doubt, the Adjusted Eurodollar Rate for any day shall be based on the rate as published by Reuters (or other commercially available, generally recognized financial information source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. London time two Business Days prior to such day.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate, respectively.

“Applicable Rate” means, for any day, with respect to any ABR Loan, any Eurodollar Loan or any Specified Rate Swingline Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth in the appropriate intersection in the table below, based on the Consolidated Leverage Ratio as of the most recent Quarterly Date with respect to which the Administrative Agent shall have received the Current Information required to be delivered to the Administrative Agent pursuant to Section 6.01(a) or Section 6.01(b) and the calculation certificate required to be delivered pursuant to Section 6.01(c) in respect of such Current Information:

Consolidated Leverage Ratio	ABR Loan Percentage	Eurodollar Loan Percentage	Specified Rate Swingline Loan Percentage	Commitment Fee Percentage
Category 1 Greater than 4.50 to 1.00	3.000%	4.000%	4.000%	0.500%
Category 2 Greater than 4.00 to 1.00 but less than or equal to 4.50 to 1.00	2.750%	3.750%	3.750%	0.500%
Category 3 Greater than 3.50 to 1.00 but less than or equal to 4.00 to 1.00	2.500%	3.500%	3.500%	0.500%
Category 4 Greater than 3.00 to 1.00 but less than or equal to 3.50 to 1.00	2.250%	3.250%	3.250%	0.500%
Category 5 Less than or equal to 3.00 to 1.00	2.000%	3.000%	3.000%	0.500%

Each change in the Applicable Rate based on a change in the Current Information shall become effective on the date on which the Current Information is delivered to the Lenders pursuant to Section 6.01 (but in any event not later than the 60th day after the end of each of the first three Fiscal Quarters of each Fiscal Year or the 120th day after the end of each Fiscal Year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph.  If any Current Information is not delivered within the time periods specified in Section 6.01, then, commencing on the day following the applicable due date for such Current Information as specified in Section 6.01 until such Current Information is delivered, the Consolidated Leverage Ratio as at the end of the Fiscal Quarter that would have been covered thereby shall for the purposes of this definition be deemed to be in Category 1 (Greater than 4.50 to 1.00).

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, and the commitment of the Swingline Lender to make Swingline Loans, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or Section 2.10, (b) increased from time to time pursuant to Section 2.08, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.  As of the Second Amendment Effective Date, the Total Commitment is $320,000,000.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Notes, the Security Instruments, the Borrowing Requests, the Interest Election Requests, the Issuer Documents, the Fee Letters, any Commitment Increase Certificate and any Additional Lender Certificate, together with any other document, instrument or agreement now or hereafter entered into in connection with the Loans, the Letters of Credit, the Lender Indebtedness or the transactions contemplated by this Agreement, as such documents, instruments or agreements may be amended, modified or supplemented from time to time.

“Total Commitment” means the aggregate of all Lenders’ Commitments.  As of the Second Amendment Effective Date, the Total Commitment is $320,000,000.

1.3   Amendment to Increase in Commitments Provision.  Clause (d)(ii)(A) of Section 2.08 of the Credit Agreement shall be amended in its entirety to read in full as follows:

(A)   such increase shall not be less than $5,000,000 unless the Administrative Agent otherwise consents, such consent not to be unreasonably withheld, conditioned or delayed, and no such increase shall be permitted if after giving effect thereto (1) the aggregate amount of all such increases exceeds $30,000,000 more than the Total Commitment on the Second Amendment Effective Date after giving effect to the Second Amendment, or (2) the Total Commitment exceeds $350,000,000.

1.4   Amendment to Alternate Rate of Interest Provision.  Section 2.13 of the Credit Agreement shall be amended by inserting “(without reference to the Adjusted Eurodollar Rate as set forth in the definition of Alternate Base Rate)” after the reference to “ABR Revolving Borrowing”.

1.5   Amendment to Illegality Provision.  Clause (b) of Section 2.14 of the Credit Agreement shall be amended in its entirety to read in full as follows:

(b)   If the obligation of any Lender to make or maintain any Eurodollar Loans shall be suspended pursuant to Section 2.14(a) hereof, all Loans having an affected Interest Period which would otherwise be made by such Lender as Eurodollar Loans shall be made instead as ABR Revolving Loans (without reference to the Adjusted Eurodollar Rate as set forth in the definition of Alternate Base Rate) (and, if such Lender so requests by written notice to the Borrower with a copy to the Administrative Agent, each Eurodollar Loan having an affected Interest Period of such Lender then outstanding shall be automatically converted into an ABR Revolving Loan (without reference to the Adjusted Eurodollar Rate as set forth in the definition of Alternate Base Rate) on the last day of the Interest Period for such Eurodollar Loans unless earlier conversion is required by applicable law) and, to the extent that Eurodollar Loans are so made as (or converted into) ABR Revolving Loans (without reference to the Adjusted Eurodollar Rate as set forth in the definition of Alternate Base Rate), all payments of principal which would otherwise be applied to such Eurodollar Loans shall be applied instead to such ABR Revolving Loans.

1.6   Amendment to Replacement of Lenders Provision.  Clause (iv) of Section 2.19(b) shall be amended in its entirety to read in full as follows:

(iv)  if any Lender is a Defaulting Lender hereunder,

1.7   Defaulting Lenders Provision.  Article II of the Credit Agreement shall be amended to add the new Section 2.20 at the end thereof which shall read in full as follows:

Section 2.20  Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender or is removed as a Lender pursuant to Section 2.19, the following provisions shall apply:

(a)   if any Swingline Exposure or LC Obligations exist at the time a Lender becomes a Defaulting Lender, then the Borrower shall within one Business Day following notice by the Administrative Agent (A)(i) first, prepay such Swingline Exposure and (ii) second, cash collateralize such Defaulting Lender’s LC Obligations in accordance with the procedures set forth in Section 2.06(g) until the date such LC Obligations are no longer outstanding, or (B) enter into such other arrangements satisfactory to the Administrative Agent, the L/C Issuer, the Swingline Lender, and the Borrower with respect to their respective exposures to the Defaulting Lender; and

(b)   so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the L/C Issuer shall not be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral will be provided by the Borrower in accordance with Section 2.20(a) (or such other arrangements as are satisfactory to the Administrative Agent, the L/C Issuer, the Swingline Lender, and the Borrower); and

(c)   for the avoidance of doubt, the Borrower shall retain and reserve its rights and remedies respecting each Defaulting Lender.

1.8   Replacement of Schedule 2.01.  Schedule 2.01 to the Credit Agreement shall be replaced in its entirety with Schedule 2.01 to this Second Amendment and Schedule 2.01 hereto shall be deemed to be attached as Schedule 2.01 to the Credit Agreement.

1.9   Joinder.  Each New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if such New Lender were an original signatory thereto.

Section 2.       Conditions Precedent.  The amendments contained in Section 1 hereof are subject to the satisfaction of each of the following conditions precedent:

2.1   Fees.  Borrower shall have paid to Administrative Agent any and all fees payable to Administrative Agent, the New Lenders and each Lender whose Commitment is increasing hereunder pursuant to this Second Amendment and in consideration for the agreements set forth herein.

2.2   No Defaults.  No Default or Event of Default shall have occurred and be continuing as of the Effective Date.

2.3   Legal Opinions.  The Administrative Agent shall have received written opinions (addressed to the Administrative Agent and the Lenders (as defined in the Credit Agreement, as amended hereby) and dated the Effective Date) of (a) Davis Polk & Wardwell LLP, counsel to the Credit Parties, and (b) General Counsel of the General Partner, in each case in form and substance reasonably satisfactory to the Administrative Agent, such opinions covering such matters relating to the Credit Parties and the Loan Documents as the Administrative Agent shall reasonably request.

2.4   Organizational Documents and Certificates.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing in its jurisdiction of organization of each of the Credit Parties, the authorization of the Financing Transactions and any other legal matters relating to the Borrower, the other Credit Parties, the Credit Agreement, this Second Amendment or the Financing Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

2.5   No Material Adverse Effect.  There shall not have occurred since December 31, 2008 any events that, individually or in the aggregate, have had a Material Adverse Effect.

2.6   Representations and Warranties.  The representations and warranties of the Credit Parties set forth in the Credit Agreement and the other Loan Documents (other than the representations and warranties set forth in Section 3.05(b) of the Credit Agreement, which representations and warranties shall only be made as of the August 10, 2007 and also in accordance with the certificates of a Responsible Officer of the General Partner delivered pursuant to Section 6.01(c) of the Credit Agreement) shall be true and correct in all material respects on and as of the Effective Date (unless stated to relate solely to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects on and as of such earlier date), except to the extent previously waived in writing by the Lenders or the Required Lenders, as applicable.

2.7   Break Funding Payments.  If, on the Effective Date, any Eurodollar Borrowings are outstanding and if the Effective Date is not the last day of the Interest Period(s) in respect of such Eurodollar Borrowings, the Borrower shall have paid any compensation required under Section 2.16 of the Credit Agreement.

2.8   Notes.  Each Lender that is a New Lender or whose Commitment is increasing hereunder that is requesting a Note shall have received a duly completed and executed Note, payable to the order of such Lender.

2.9   Other Documentation.  The Administrative Agent shall have received such other customary instruments and documents as any of the Administrative Agent, the Lenders or their counsel may reasonably request.

Section 3.      Representations and Warranties of Borrower.  To induce Lenders and Administrative Agent to enter into this Second Amendment, Borrower hereby represents and warrants as of the Effective Date to Lenders and Administrative Agent as follows:

3.1   Reaffirm Existing Representations and Warranties.  After giving effect to the amendments set forth in Section 1 hereof, the representations and warranties of the Credit Parties set forth in the Credit Agreement and the other Loan Documents (other than the representations and warranties set forth in Section 3.05(b) of the Credit Agreement, which representations and warranties are made as of August 10, 2007 and also in accordance with the certificates of a Responsible Officer of the General Partner delivered pursuant to Section 6.01(c) of the Credit Agreement) are true and correct in all material respects on and as of the Effective Date (unless stated to relate solely to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects on and as of such earlier date), except to the extent previously waived in writing by the Lenders or the Required Lenders, as applicable.

3.2   Due Authorization; No Conflict.  The execution, delivery and performance by Borrower of this Second Amendment are within Borrower’s limited partnership powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Governmental Authority (other than (a) actions or filings pursuant to the Exchange Act and (b) actions or filings that have been taken or made and are in full force and effect and actions or filings which, if not taken or made, would not reasonably be expected to have a Material Adverse Effect) and do not violate or constitute a default under any applicable Governmental Rule or any Material Contract binding upon Borrower or any other Credit Party (other than violations or defaults that would not reasonably be expected to have a Material Adverse Effect), or result in the creation or imposition of any Lien on any Mortgaged Property or other Collateral of Borrower or any other Credit Party except Permitted Encumbrances.

3.3   Validity and Enforceability.  This Second Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and (b) equitable principles of general applicability (whether enforcement is sought by proceedings at law or in equity).

3.4   No Default or Event of Default.  No Default or Event of Default has occurred which is continuing.

3.5   No Defense.  Borrower acknowledges that Borrower has no defense to (a) Borrower’s obligation to pay the Lender Indebtedness when due, or (b) the validity, enforceability or binding effect against Borrower of the Credit Agreement or any of the other Loan Documents or any Liens intended to be created thereby.

Section 4.       Representations and Warranties of Each New Lender.  Each New Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Second Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder, (iii) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Second Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative

Agent or any other Lender, and (iv) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by such New Lender; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Section 5.       Miscellaneous.

5.1    Reaffirmation of Loan Documents.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect.  The amendments contemplated hereby shall not limit or impair any Liens securing the Lender Indebtedness, each of which are hereby ratified, affirmed and extended to secure the Lender Indebtedness as they may be increased pursuant hereto.

5.2    Parties in Interest.  All of the terms and provisions of this Second Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

5.3    Legal Expenses.  Borrower hereby agrees to pay on demand all reasonable and substantiated out-of-pocket fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Second Amendment and all related documents.

5.4    Counterparts.  This Second Amendment may be executed in counterparts, and all parties need not execute the same counterpart.  Facsimiles or other electronic transmissions (e.g., pdf) shall be effective as originals.

5.5    Complete Agreement.  THIS SECOND AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

5.6    Headings.  The headings, captions and arrangements used in this Second Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Second Amendment, nor affect the meaning thereof.

5.7    No Waivers.  No failure or delay on the part of Administrative Agent or Lenders to exercise any right or remedy under the Credit Agreement, any other Loan Documents or applicable law shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative and may be exercised without notice except to the extent notice is expressly required (and has not been waived) under the Credit Agreement, the other Loan Documents and applicable law.

5.8    Effectiveness.  This Second Amendment shall be effective automatically and without necessity of any further action by Borrower, Administrative Agent or Lenders when counterparts hereof have been executed by Borrower, the other Credit Parties party hereto, Administrative Agent and Required Lenders (which shall include each New Lender and each Lender whose Commitment is increasing hereunder), and all conditions to the effectiveness hereof set forth herein have been satisfied.

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized officers on the date and year first above written.

[Signature Pages to Follow]

BORROWER:

QUICKSILVER GAS SERVICES LP, a Delaware limited partnership

By:	Quicksilver Gas Services GP LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Vanessa Gomez
Vanessa Gomez Vice President - Treasurer

[Signature Page to Second Amendment to Credit Agreement]
Quicksilver Gas Services LP

Each of the undersigned (i) consent and agree to this Second Amendment, and (ii) agree that the Loan Documents (as amended hereby) to which it is a party shall remain in full force and effect and shall continue to be the legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms.

QUICKSILVER GAS SERVICES OPERATING LLC, a Delaware limited liability company

By:	/s/ Vanessa Gomez
Vanessa Gomez
Vice President - Treasurer

QUICKSILVER GAS SERVICES OPERATING GP LLC, a Delaware limited liability company

By:	/s/ Vanessa Gomez
Vanessa Gomez
Vice President - Treasurer

COWTOWN GAS PROCESSING PARTNERS L.P., a Texas limited partnership
By:	Quicksilver Gas Services Operating GP LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Vanessa Gomez
Vanessa Gomez
Vice President - Treasurer

[Signature Page to Second Amendment to Credit Agreement]
Quicksilver Gas Services LP

COWTOWN PIPELINE PARTNERS L.P., a Texas limited partnership
By:	Quicksilver Gas Services Operating GP LLC, a Delaware limited liability company, its General Partner

	By:	/s/ Vanessa Gomez
Vanessa Gomez
Vice President - Treasurer

[Signature Page to Second Amendment to Credit Agreement]
Quicksilver Gas Services LP

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent and as a Lender

By:	/s/ Ronald E. McKaig
Name:	Ronald E. McKaig
Title:	Senior Vice President

[Signature Page to Second Amendment to Credit Agreement]
Quicksilver Gas Services LP

LENDERS:

JPMORGAN CHASE BANK, N.A., as a Lender and as a Co-Documentation Agent

By:	/s/ Brian Orlando
Name:	Brian Orlando
Title:	Vice President

[Signature Page to Second Amendment to Credit Agreement]
Quicksilver Gas Services LP

COMPASS BANK, as a Lender and as Co-Documentation Agent

By:	/s/ Christopher S. Parada
Name:	Christopher S. Parada
Title:	Senior Vice President

[Signature Page to Second Amendment to Credit Agreement]
Quicksilver Gas Services LP

BNP PARIBAS, as a Lender and as Syndication Agent

By:	/s/ Mark A. Cox
Name:	Mark A. Cox
Title:	Managing Director

By:	/s/ Greg Smothers
Name:	GREG SMOTHERS
Title:	DIRECTOR

[Signature Page to Second Amendment to Credit Agreement]
Quicksilver Gas Services LP

WELLS FARGO BANK, N.A., as a Lender and as Co-Documentation Agent

By:	/s/ David C. Brooks
Name:	David C. Brooks
Title:	Vice President

[Signature Page to Second Amendment to Credit Agreement]
Quicksilver Gas Services LP

COMERICA BANK, as a Lender

By:	/s/ Peter L. Sefzik
Name:	Peter L. Sefzik
Title:	Senior Vice President

[Signature Page to Second Amendment to Credit Agreement]
Quicksilver Gas Services LP

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Peter Shen
Name:	Peter Shen
Title:	Assistant Vice President

[Signature Page to Second Amendment to Credit Agreement]
Quicksilver Gas Services LP

THE ROYAL BANK OF SCOTLAND plc, as a Lender

By:	/s/ Phillip Ballard
Name:	Phillip Ballard
Title:	Managing Director

[Signature Page to Second Amendment to Credit Agreement]
Quicksilver Gas Services LP

BARCLAYS BANK PLC, as a Lender

By:	/s/ Craig Malloy
Name:	Craig Malloy
Title:	Director

[Signature Page to Second Amendment to Credit Agreement]
Quicksilver Gas Services LP

CITIBANK, N.A., as a Lender

By:	/s/ James Reilly
Name:	James Reilly
Title:	Vice President

[Signature Page to Second Amendment to Credit Agreement]
Quicksilver Gas Services LP

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Nupur Kumar
Name:	Nupur Kumar
Title:	Vice President

By:	/s/ Kevin Buddhdew
Name:	Kevin Buddhdew
Title:	Associate

[Signature Page to Second Amendment to Credit Agreement]
Quicksilver Gas Services LP

SCHEDULE 2.01

COMMITMENTS

Lender	Commitment
Bank of America, N.A.	$38,900,000.00
JPMorgan Chase Bank, N.A.	$38,900,000.00
Compass Bank	$34,500,000.00
BNP Paribas	$31,900,000.00
Fortis Capital Corp.	$31,900,000.00
Wells Fargo Bank, N.A.	$30,400,000.00
Comerica Bank	$22,500,000.00
Capital One, National Association	$20,000,000.00
The Royal Bank of Scotland plc	$19,500,000.00
BMO Capital Markets Financing, Inc.	$17,500,000.00
Barclays Bank PLC	$14,000,000.00
Citibank, N.A.	$10,000,000.00
Credit Suisse, Cayman Islands Branch	$10,000,000.00
Total Commitment:	$320,000,000.00

Schedule 2.01-01